Exhibit 5.1

John Hancock Tower, 20th Floor
200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
January 29, 2014	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Aratana Therapeutics, Inc.	Madrid	Washington, D.C.
1901 Olathe Boulevard Kansas City, KS 66103	File No. 052628-0010

Re:	Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended;
650,000 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration of up to 1,150,000 shares of common stock, $0.001 par value per share, of the Company, 650,000 shares of which are being offered by the Company (which includes 150,000 shares subject to the underwriters’ option to purchase additional shares) (the “Additional Company Shares”), and 500,000 shares of which are being offered by a stockholder of the Company (the “Additional Selling Stockholder Shares,” and together with the Additional Company Shares, the “Additional Shares”). The Additional Shares are included in a registration statement on Form S–1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Subsequent Registration Statement”). The Subsequent Registration Statement relates to a registration statement on Form S-1 under the Act filed with the Commission on January 13, 2014 (File No. 333-193324), as amended (the “Initial Registration Statement,” and together with the Subsequent Registration Statement, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Additional Company Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

January 29, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Additional Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Initial Registration Statement, the issue and sale of the Additional Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Additional Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP